UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 9, 2007

Electronics For Imaging, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-18805	94-3086355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303 Velocity Way

Foster City, California 94404

(Address of Principal Executive Offices)

(650) 357-3500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 9, 2007, the Company’s Board of Directors approved an amendment to the Bylaws of the Company to provide that the authorized number of directors will be reduced to six, effective as of the 2007 Annual Meeting of Stockholders, and that the Board of Directors may, by resolution passed by a majority of the whole Board, change the authorized number of directors, provided that the number of authorized directors shall not be less than six.

Item 8.01.	Other Events.

On November 15, 2007, the Company issued a press release announcing that the Company’s Board of Directors has authorized a program to repurchase up to $100 million of the Company’s common stock.

The foregoing description is qualified in its entirety by reference to the press release of the Company issued on November 15, 2007, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

3.1	Certificate of Amendment of By-Laws dated November 9, 2007.

99.1	Press Release dated November 15, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: November 15, 2007	ELECTRONICS FOR IMAGING, INC.

	By:	/s/ John Ritchie
	Name:	John Ritchie
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

3.1	Certificate of Amendment of By-Laws dated November 9, 2007.

99.1	Press Release dated November 15, 2007.